Exhibit 10.1
Amendment No. 3 to the
Discover Financial Services
Directors' Compensation Plan
The Discover Financial Services Directors' Compensation Plan (the “Plan”), is hereby amended in the following respects:

Effective July 1, 2013, the Plan is amended by:
--Adding the following subsection (d) to the text of Section 7 Annual Retainers:
“(d)    Capital Planning Special Committee. In addition to the Annual Retainer and fees provided for in Sections 7(a)-(c) above, each Eligible Director who is the Chair or a Member of the Capital Planning Special Committee shall be entitled to a one-time Committee Member fee of $7,500.”

--Changing the title of the text of Section 7 Annual Retainers to “Section 7 Retainer and Other Fees.”